UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Introduction

On August 25, 2021, CFN Enterprises Inc. (the “CFN”) entered into Securities Purchase Agreements (the “CNP Agreement”) with CNP Operating, LLC, a Colorado limited liability company (“CNP Operating), and the owners of all of the equity interests of CNP Operating (the “Owners”), whereby the CFN will acquire 100% of CNP Operating from the Owners in exchange for an aggregate of 354 million shares of CFN’s common stock. On August 25, 2021, CFN, the Owners and CNP Operating closed the acquisition.

The Unaudited Pro Forma Condensed Combined Balance Sheet is presented as of June 30, 2021, giving effect to the CNP Agreement as if it occurred on June 30, 2021. The Unaudited Pro Forma Condensed Combined Statements of Income and Comprehensive Loss for the six months ended June 30, 2021 and the year ended December 31, 2020 gives effect to the CNP Agreement as if it occurred on January 1, 2020, the beginning of the earliest period presented.

The Unaudited Pro Forma Condensed Combined Financial Statements have been derived from, and should be read in conjunction with, the following:

● The CFN consolidated financial statements and notes thereto as of and for the year ended December 31, 2020 included in the Annual Report on Form 10-K filed on March 31, 2021 with the SEC.

● The CFN unaudited condensed consolidated financial statements and notes thereto as of and for the six months ended June 30, 2021 included in the Quarterly Report on Form 10-Q filed on August 23, 2021 with the SEC.

● The historical carve-out financial statements of CNP and notes thereto as of and for the years ended December 31, 2020 and 2019, as well as the unaudited carve-out financial statements of CCNP and notes thereto as of and for the six months ended June 30, 2021 included in this Form 8-K/A.

The Unaudited Pro Forma Condensed Combined Financial Statements were prepared, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. The unaudited pro forma adjustments reflecting the acquisition have been prepared in accordance with the business combination accounting guidance and reflect the preliminary allocation of the purchase price to the acquired assets and liabilities based upon the preliminary estimate of fair values, using the assumptions set forth in the notes to the Unaudited Pro Forma Condensed Combined Financial Statements. The detailed adjustments and underlying assumptions used to prepare the Unaudited Pro Forma Condensed Combined Financial Statements are contained in the notes hereto and should be reviewed in their entirety.

The historical financial statements have been adjusted to give pro forma effect to events that are (i) directly attributable to the CNP Agreement, (ii) factually supportable, and (iii) with respect to the statement of operations, expected to have a continuing impact on the combined results.

The Unaudited Pro Forma Condensed Combined Financial Statements are provided for illustrative purposes only and are not necessarily indicative of what the operating results or financial position of the combined organization would have been had the CNP Agreement occurred on the respective dates indicated above, nor are they indicative of the future results or financial position of the combined organization. In connection with the Unaudited Pro Forma Condensed Combined Financial Statements, the total purchase consideration was allocated based on the best estimates of fair value of the assets acquired and liabilities assumed. The allocation is dependent upon certain valuation and other analyses that are not yet final. Accordingly, the pro forma acquisition price adjustments are preliminary and subject to further adjustments as additional information becomes available and as additional analyses are performed. There can be no assurances that the final valuations will not result in material changes to the preliminary estimated purchase price allocation.

The Unaudited Pro Forma Condensed Combined Financial Statements also do not give effect to the potential impact of current financial conditions, regulatory matters, any anticipated synergies, operating efficiencies or cost savings that may result from the CNP Agreement or any integration costs.

CFN ENTERPRISES INC. AND CNP OPERATING, LLC

UNAUDITED PROFORMA CONDENSED COMBINED STATEMENTS OF INCOME AND COMPRENESIVE LOSS

FOR THE TWELEVE MONTH PERIOD ENDED DECEMBER 31, 2020

	Historical		Pro Forma
	CFN Enterprises	CNP Operating	Combined

Net revenues	$ 506,490	$ 6,183,469	$ 6,689,959
Cost of revenue	536,738	5,772,804	6,309,542
Gross profit (loss)	(30,248)	410,665	380,417

Operating expenses:
Selling, general and administrative	1,199,410	3,829,785	5,029,195
Total operating expenses	1,199,410	3,829,785	5,029,195

Loss from operations	(1,229,658)	(3,419,120)	(4,648,778)

Other income (expense):
Loss on extinguishment of debt	(71,377)	-	(71,377)
SBA EIDL grant income	10,000	10,000	20,000
Interest expense	(51,615)	(232,860)	(284,475)
Interest income	19	484	503
Total other expense	(112,973)	(222,376)	(335,349)

Net loss from continued operations	(1,342,631)	(3,641,496)	(4,984,127)
Gain (Loss) from discontinued operations	(80,422)	-	(80,422)
Net loss	$ (1,423,053)	$ (3,641,496)	$ (5,064,549)
Preferred stock interest	(240,000)	-	(240,000)
Net loss after preferred stock interest	$ (1,663,053)	$ (3,641,496)	$ (5,304,549)
Net income attributable to non-controlling interest	-	-	-
Net loss available to common shareholders	$ (1,663,053)	$ (3,641,496)	$ (5,304,549)

Net loss per share, basic and diluted	$ (0.02)		$ (0.01)
Weighted average number of common shares outstanding, basic and diluted	101,760,413	N/A	455,760,413

CFN ENTERPRISES INC. AND CNP OPERATING, LLC

UNAUDITED PROFORMA CONDENSED COMBINED STATEMENTS OF INCOME AND COMPRENESIVE LOSS

FOR THE SIX MONTH PERIOD ENDED June 30, 2021

	Historical		Pro Forma
	CFN Enterprises	CNP Operating	Combined

Net revenues	$ 502,976	$ 5,541,627	$ 6,044,603
Cost of revenue	218,984	3,564,763	3,783,747
Gross profit (loss)	283,992	1,976,864	2,260,856

Operating expenses:
Selling, general and administrative	703,902	2,159,390	2,863,292
Total operating expenses	703,902	2,159,390	2,863,292

Loss from operations	(419,910)	(182,526)	(602,436)

Other income (expense):
Loss on extinguishment of debt	(172,500)	-	(172,500)
Unrealized gain (loss) on marketable securities	8,420	-	8,420
SBA PPP Loan Forgiveness		74,900	74,900
Interest expense	(30,668)	(103,654)	(134,322)
Interest income	7	24	31
Total other expense	(194,741)	(28,730)	(223,471)

Net loss from continued operations	(614,651)	(211,256)	(825,907)
Gain (Loss) from discontinued operations	-	-	-
Net loss	$ (614,651)	$ (211,256)	$ (825,907)
Preferred stock interest	(120,000)		(120,000)
Net loss after preferred stock interest	$ (734,651)	$ (211,256)	$ (945,907)
Net income attributable to non-controlling interest	(8,838)	-	(8,838)
Net loss available to common shareholders	$ (743,489)	$ (211,256)	$ (954,745)

Net loss per share, basic and diluted	$ (0.01)		$ (0.00)
Weighted average number of common shares outstanding, basic and diluted	110,504,367	N/A	464,504,367

CFN ENTERPRISES INC. AND CNP OPERATING, LLC

UNADUTIED PROFORMA COMBINED BALANCE SHEET

AS OF JUNE 30, 2021

	CFN Enterprises	CNP Operating	Adjustments		Proforma
Assets
Current assets
Cash	$ 66,234	$ 55,623	-		$ 121,857
Restricted cash	20,010	-	-		20,010
Accounts receivable, net	71,890	632,312	-		704,202
Inventory	58,140	240,586	-		298,726
Marketable Securities	100,595	-	-		100,595
Notes receivable, current portion		149,000	-		149,000
Prepaid expenses and other current assets	14,500	-	-		14,500
Total current assets	331,369	1,077,521	-		1,408,890

Other assets
Investments, at cost	200,000	-	-		200,000
Right of use asset	170,451	574,351	-		744,802
Property and equipment	6,701	5,860,136	-		5,866,837
Goodwill			9,165,603	(a)	9,165,603
Notes receivable, less current portion	-	-	-		-
Other Assets	-	16,573	-		16,573
Total assets	$ 708,521	$ 7,528,581	$ 9,165,603		$ 17,402,705

Liabilities and Stockholders' Deficit
Current liabilities
Accounts payable and accrued expenses	$ 1,061,059	$ 1,614,599	$ -		$ 2,675,658
Deferred revenues	89,608	-	-		89,608
Current portion of notes payable	13,996	1,990,021	-		2,004,017
Current portion of right of use liability	38,686	198,869	-		237,555
Current liabilities of discontinued operations	79,823	-	-		79,823
Total current liabilities	1,283,172	3,803,489	-		5,086,661

Right of use liability	131,866	383,514	-		515,380
Long-term note payable, less current portion and discounts	1,154,292	1,887,181	-		3,041,473
Total liabilities	2,569,330	6,074,184	-		8,643,514

Commitments and contingencies

Stockholders' deficit
Members’ equity		1,454,397	(1,454,397)	(b)	-
Series A Preferred stock, $0.001 par value, 500 shares authorized, 500 shares issued and outstanding as of June 30, 2021 and December 31, 2020	1	-	-		1
Series B Preferred stock, $0.001 par value, 3,000 shares authorized, 3,000 shares issued and outstanding as of June 30, 2021 and December 31, 2020	3	-	-		3
Common stock, $0.001 par value, 500,000,000 shares authorized, 120,692,209 and 104,792,209 shares issued and outstanding as of June 30, 2021 and December 31, 2020, respectively (proforma 474,692,209 issued)	120,692	-	354,000	(c)	474,692
Common stock issuable	50,000	-	-		50,000
Additional paid-in capital	35,085,938	-	10,266,000	(c)	45,351,938
Accumulated deficit	(37,127,691)				(37,127,691)
Total stockholders' deficit	(1,871,053)	1,454,397	9,165,603		8,748,943
Non-controlling interest	10,248	-	-		10,248
Total stockholders’ deficit	(1,860,809)	1,454,397	9,165,603		8,759,191
Total liabilities and stockholders' deficit	$ 708,521	$ 7,528,581	$ 9,165,603		$ 17,402,705

Notes to the Unaudited Pro Forma Condensed Combined Financial Statements

1. Basis of presentation

The Unaudited Pro Forma Condensed Combined Financial Statements are based on the Company’s and CNP’s historical consolidated financial statements as adjusted to give effect to the assets of CNP acquired pursuant to the CNP Agreement. The Unaudited Pro Forma Condensed Combined Statements of Operations for the six months ended June 30, 2021 and the year ended December 31, 2020 give effect to the CNP Agreement as if it had occurred on January 1, 2020. The Unaudited Pro Forma Condensed Combined Balance Sheet as of June 30, 2021 gives effect to the CNP Agreement as if it had occurred on June 30, 2021.

The historical financial information has been adjusted to give pro forma effect to events that are (i) directly attributable to the CNP Agreement, (ii) factually supportable, and (iii) with respect to the Unaudited Pro Forma Condensed Combined Statement of Operations, expected to have a continuing impact on the combined results. The pro forma adjustments are preliminary and based on estimates of the fair value and useful lives of the assets acquired and liabilities assumed and have been prepared to illustrate the effect of the CNP Agreement. Historical amounts of the assets acquired and liabilities assumed have been used to estimate fair value as no valuation has occurred at this time to determine their respective fair values.

Under the acquisition method, acquisition-related transaction costs such as advisory, legal, valuation and other professional fees are not included as consideration transferred but are accounted for as expenses in the periods in which the costs are incurred. These costs are not presented or reflected as pro forma adjustments in the Unaudited Pro Forma Combined Consolidated Statements of Operations because they will not have a continuing impact on the combined results.

2. Preliminary Purchase Price Allocation

On August 25, 2021, the Company entered into the CNP Agreement with CNP Operating LLC, pursuant to which the Company will acquire certain assets of CNP. The closing of the asset purchase occurred on August 25, 2021. Pursuant to the terms of the CNP Agreement, the Company acquired certain assets of CNP for a purchase price consideration consisting of 354,000,000 shares of the Company’s common stock valued at $10,620,000.

A summary of the purchase price allocation at fair value is below.  The business combination accounting is not yet complete and the amounts assigned to the net assets acquired are provisional.  Therefore, the final purchase price allocation may vary based on final appraisals, valuations and analyses of the fair value of the net assets acquired. Accordingly, the pro forma adjustments are preliminary and have been made solely for illustrative purposes.

3. Pro forma adjustments

The following pro forma adjustments reflected in the Unaudited Condensed Combined Financial Statements represent estimated values and amounts based on available information. The pro forma adjustments are based on our preliminary estimates and assumptions that are subject to change.

Pro forma adjustments to the Unaudited Pro Forma Condensed Combined Balance Sheet as of June 30, 2021:

(a) This entry reflects the preliminary allocation of the purchase price to identifiable net assets acquired and the excess purchase price to Goodwill as follows:

Book value of net assets acquired
Fair value of net tangible assets acquired	$ 1,454,397
Intangible assets	-
Goodwill	9,165,603
Purchase consideration	$ 10,620,000

(b) The Pro Forma Balance Sheet has been adjusted to eliminate the historical shareholders’ equity accounts of CNP Operating

(c) The Pro Forma Balance Sheet has been adjusted by the amount of common stock issued to the sellers pursuant to the terms of the Share Purchase Agreement.  The purchase price was 354,000,000 shares of common stock at $0.03 per share totaling $10,620,000.